UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2005

NETWORK ENGINES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-30863	04-3064173
(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

25 Dan Road, Canton, MA		02021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (781) 332-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 15, 2005, the Compensation Committee of the Board of Directors of the Network Engines, Inc. (“Network  Engines”)  granted to the  following executive  officers  stock  options  under its 1999  Stock  Incentive  Plan,  as amended, to purchase the number of shares of common stock of Network Engines set forth opposite their respective names below.  Each option has an exercise price equal to $1.45 per share, which is equal to the closing price of the common stock of Network Engines on the NASDAQ National Market on the date of grant. Each option grant was evidenced by an option agreement substantially in the form of the Form of Incentive Stock Option Agreement, which was filed as Exhibit 10.3 to the Company’s registration statement on Form S-1 (File No. 333-34286) and is incorporated herein by reference, except that the vesting of the options shall be as follows. The options vest as to 6.25% of the shares underlying each option grant at the end of each successive full three-month period following the grant date until the fourth anniversary of the grant date.

Executive Officer	Number of Shares Underlying Stock Option Grant
Douglas G. Bryant, Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Secretary	50,000

J. Donald Oldham, Vice President of OEM Appliance Sales	30,000

Richard Graber, Vice President of Engineering and Operations	75,000

John Amaral, Chief Technology Officer	75,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK ENGINES, INC.

Date: December 20, 2005	By:	/s/ Douglas G. Bryant
Douglas G. Bryant
Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)